Exhibit 10.1

first AMENDMENT TO Agreement

THIS First Amendment to the Agreement by and between Inland Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), and Mark Zalatoris (“Zalatoris” and together with the Company, the “Parties” and each, individually, a “Party”), dated January 19, 2024 (the “Agreement”), is entered into this 26th day of November 2024. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

WITNESSETH:

WHEREAS, the term of the Agreement commenced on February 1, 2024 and is scheduled to terminate on February 1, 2025;

WHEREAS, the Company has previously announced that its board of directors is reviewing strategic alternatives, including the sale of the Company; and

WHEREAS, the Company is desirous of ensuring that Zalatoris continues to provide services under the Agreement and each Party is willing to extend the term to February 2, 2026 subject to revising the termination provisions to permit the Company to terminate the Agreement upon closing or completing a “Liquidity Event” as described herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein set forth, the Parties hereby agree to amend the Agreement as follows:

1.
Section 2 of the Agreement is amended and replaced in its entirety with the following:

“Term. The term of this Agreement shall commence on February 1, 2024 (the “Effective Date”) and shall terminate on February 2, 2026 unless earlier terminated as set forth in Section 8 hereof (the “Term”). The Term shall be subject to renewal upon the mutual agreement of the Parties.”

2.
Section 8 of the Original Agreement is amended and replaced in its entirety with the following:

“Termination. The Agreement and Zalatoris’s relationship with the Company may be terminated (A) by the Company at any time for Cause immediately upon written notice of termination to Zalatoris, (B) by the Company upon completing or closing a Liquidity Event, provided that the Company shall give Zalatoris written notice of the Company’s intent to terminate at least thirty (30) days prior to the completing or closing a Liquidity Event, or (C) at any time by the Company other than for Cause or by Zalatoris for any reason or no reason upon ninety (90) days’ written notice. In the event of termination, Zalatoris shall not be entitled to compensation after the date of termination but shall receive any portion of the Fee that has been accrued to the date of termination. For the purposes of this Agreement: (i) “Cause” means (a) material or willful breach by Zalatoris of his obligations under this Agreement; (b) Zalatoris’s commission of a felony offense involving moral turpitude, fraud or dishonesty; or (c) Zalatoris’s unsatisfactory performance of Zalatoris’s material duties, unless Zalatoris fully corrects its unsatisfactory performance within ten (10) days following receipt of notice of unsatisfactory performance; and (ii) “Liquidity Event” has the meaning ascribed to the same term in the Fourth Amended and Restated Business Management Agreement dated as of January 19, 2024 by and between the Company and IREIT Business Manager & Advisor, Inc., as the same may be amended from time to time. Upon termination of Zalatoris’s service with the Company for any reason, Zalatoris shall be deemed to have resigned from all offices and directorships (or comparable positions), if any, then held with the Company or any of its subsidiaries or affiliates.

3.
Except where this Amendment explicitly amends the Agreement, the remaining terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become a binding agreement when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Signatures on this Amendment which are transmitted electronically shall be valid for all purposes, however any Party shall deliver an original signature of this Amendment to the other Party as soon as practicable upon request.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:
INLAND REAL ESTATE INCOME TRUST, INC.		MARK E. ZALATORIS
By:	/s/ Catherine L. Lynch	By:	/s/ Mark E. Zalatoris
Name:	Catherine L. Lynch	Name:	Mark E. Zalatoris
Title:	Chief Financial Officer